Exhibit 99.1

FOR IMMEDIATE RELEASE

Sequenom Contacts:

Marcy Graham	Jakob Jakobsen
Senior Director, Investor Relations & Corp Comm	Media Contact
Sequenom, Inc.	Chandler Chicco Agency
858-202-9028	310-309-1003
mgraham@sequenom.com	jjakobsen@chandlerchiccocompanies.com

SEQUENOM ANNOUNCES 2011 OPERATIONAL HIGHLIGHTS AND EARLY 2012 OUTLOOK

SAN DIEGO, Calif. – January 8, 2012 - Sequenom, Inc. (NASDAQ: SQNM), a life sciences company providing innovative genetic analysis solutions, today announced highlights of the Company’s 2011 performance and accomplishments, as well as preliminary activities and goals for the first part of 2012.

Initial 2011 Performance Results

•	Total revenue growth of approximately 23 percent year-over-year for 2011 (unaudited).

•	Over 21,000 total prenatal and retinal diagnostic tests were billed during the year.

•	Sales in the Genetic Analysis business segment were up approximately 6 percent from 2010 (unaudited), each quarter improving over the same period in the prior year.

•	Positive results following the October 2011 launch of Sequenom Center for Molecular Medicine’s (Sequenom CMM) MaterniT21 laboratory developed test (LDT):

•	The MaterniT21 LDT is now available for sale through Sequenom CMM in all 50 states in the U.S., including New York.

•	The Company received its first payments as an out-of-network provider from major commercial payors within the first billing cycle post-launch.

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At the close of the year, a new blood draw tube was introduced for the collection of MaterniT21 samples, allowing for blood to be drawn directly at a doctor’s office and shipped at ambient temperature.

“The accomplishments achieved in 2011, particularly in the last quarter with the launch and positive trajectory of the MaterniT21 LDT, are a reflection of the Company’s dedication to achieving our mission to deliver genetic analysis solutions to improve patient care,” said Harry F. Hixson, Jr, Ph.D., Chairman and CEO of Sequenom. “2011 was a year primarily dedicated to reaching our research and development goals, all of which we met. In 2012, our primary focus will be on effective commercialization with an emphasis on the MaterniT21 LDT.”

Looking forward to 2012, Sequenom CMM will continue to expand commercialization of the MaterniT21 LDT, among its other offerings. The laboratory has established an internal corporate goal of billing a minimum of 25,000 MaterniT21 tests this year, while increasing the sales force head count for the diagnostics business to more than 50 active field sales representatives. In addition, study results determining the accuracy of the MaterniT21 LDT in detecting two additional fetal abnormalities, Trisomy 13 and Trisomy 18, are scheduled to be published in a peer-reviewed journal during the first quarter of this year.

SEQUENOM®, Sequenom CMM®, MaterniT21™, SensiGene®, SEQureDx™, RetnaGene™ and MassARRAY® are trademarks of Sequenom, Inc.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California. Sequenom maintains a Web site at http://www.sequenom.com to which Sequenom regularly posts copies of its press releases as well as additional information about Sequenom. Interested persons can subscribe on the Sequenom Web site to email alerts or RSS feeds that are sent automatically when Sequenom issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the Web site.

About Sequenom CMM

Sequenom Center for Molecular Medicine® (Sequenom CMM), a CAP accredited and CLIA-certified molecular diagnostics laboratory, is developing a broad range of diagnostics with a focus on prenatal diseases and conditions. Branded under the name SensiGene™, these genetic tests provide better patient management alternatives for obstetricians, geneticists and maternal fetal medicine specialists. Sequenom CMM is changing the landscape in genetic disorder diagnostics using proprietary cutting edge technologies.

Forward-Looking Statement

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding plans and expectations for commercialization of the Company’s products, including the MaterniT21 LDT, internal corporate goals for 2012, including billings of MaterniT21 LDTs and sales force head count for the diagnostics business, publication of additional study results, financial results, and the Company’s commitment to improving healthcare through revolutionary genetic analysis solutions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with market demand for and acceptance and use by customers of new products such as the MaterniT21 LDT, reliance upon the collaborative efforts of other parties such as healthcare providers, the Company’s financial position, its ability to position itself for product launches and growth and develop and commercialize new technologies and products, particularly new technologies such as noninvasive prenatal diagnostics, laboratory developed tests, and genetic analysis platforms, the Company’s ability to manage its existing cash resources or raise additional cash resources, competition, intellectual property protection and intellectual property rights of others, government regulation particularly with respect to diagnostic products and laboratory developed tests, obtaining or maintaining regulatory approvals, litigation involving the Company, and other risks detailed from time to time in the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2010, and other documents subsequently filed with or furnished to the Securities and Exchange Commission. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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